BY-LAWS

                                OF

                      H. F. D. NO. 55, INC.

                            ARTICLE I.

                               NAME


           The name of the Corporation is H. F. D. No. 55, Inc.


                           ARTICLE II.

                             OFFICES

          Section 1. Registered Office. The registered office of the Corporation within the State of Delaware shall be located at the principal place of business in said state of the corporation or individual acting as the Corporation's registered agent in Delaware.

          Section 2. Other Offices. The Corporation may also have such offices at such other places within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                           ARTICLE III.

                     MEETINGS OF STOCKHOLDERS

          Section 1. Place of Meetings. All meetings of the stockholders shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and specified in the notice of the meeting or in a duly executed waiver of notice thereof.


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          Section 2. Annual Meeting. The annual meeting of
stockholders shall be held during the month of May of each year, or at such other date as shall be designated by the Board of Directors and specified in the notice of the meeting. At the annual meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

          Section 3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

          Section 4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President, by a majority of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the shares issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the Secretary to call a special meeting of the stockholders to be held at such time, not more than sixty days thereafter, as the Secretary may fix. If the Secretary shall neglect to issue such call, the person or persons making the request may issue the call.


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          Section 5. Notice of Special Meeting. Written notice of
a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting, unless a greater period of notice is required by express provision of the laws of the State of Delaware, to each stockholder entitled to vote at such meeting.

          Section 6. Fixing Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors shall fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed it shall be determined in accordance with the provisions of law.

          Section 7. Organization of Stockholders Meetings. At each meeting of the stockholders the President, or, in the absence of the President, a chairman chosen by a majority vote of the stockholders present in person or by proxy and entitled to


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vote thereat, shall act as chairman; and the Secretary, or, in his absence, an Assistant Secretary, or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

          Section 8. Quorum. The presence, in person or represented by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter at a meeting of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation and in this Section 8. If, however, a meeting of stockholders cannot be organized because a quorum has not attended, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting, until a quorum shall be present or represented. In case of a meeting for the election of directors, such meeting may be adjourned only from day to day or for such longer periods, not exceeding fifteen days each, until such directors have been elected. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally specified in the notice thereof; provided, however, that in the case of a meeting for the election


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of directors, those who are present or represented at the second of such adjourned meetings, although less than the number specified in this Section 8, shall constitute a quorum for the purpose of electing directors. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 9. Vote Required. When a quorum is present at any meeting, the vote of stockholders present, in person or by proxy, entitled to cast at least a majority of the votes which all stockholders present are entitled to cast on the particular matter shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the laws of the State of Delaware or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

          Section 10. Voting; Proxies; Ballots. Unless otherwise provided by express provision of the laws of the State of Delaware or of the Certificate of Incorporation, at every meeting of the stockholders, each stockholder of record shall be entitled to one vote for each share of the capital stock having voting rights registered in his name on the books of the Corporation on the date fixed pursuant to Section 6 of Article II of these By-Laws as the record date for the determination of


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stockholders entitled to vote at the meeting. Shares of its own stock belonging to the Corporation shall not be voted upon directly or indirectly. The vote of any stockholder entitled thereto may be cast in person or by proxy appointed by an instrument in writing, executed by such stockholder or by his attorney-in-fact, filed with the Secretary; but no proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. A proxy, except to the extent otherwise provided by the laws of the State of Delaware, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary. A proxy shall not be revoked by the death or incapacity of the maker, unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary.

          Section 11. Action by Written Consent. To the extent permitted by the laws of the State of Delaware, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the statutes, the Certificate of Incorporation or these By-Laws, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held, or such lesser number of stockholders as may be provided for in the


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Certificate of Incorporation, shall sign a consent or consents in writing, setting forth such corporate action being taken.


                           ARTICLE IV.

                            DIRECTORS

          Section 1. Number of Directors. The number of directors which shall constitute the whole board shall be as determined from time to time by resolution of the stockholders or the Board of Directors. Directors shall be elected at the annual meeting of the stockholders and each director elected shall hold office until his successor is duly elected and shall qualify or until his death, resignation or removal. Directors need not be stockholders.

          Section 2. Vacancies: New Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled (subject to the provisions of Article IV, Section 13, of these By-Laws in the case of removal) by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until the next annual election and until his successor is duly elected and shall qualify or until his death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. When one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those


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who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective; and each such director so chosen shall hold office as provided in this Section 2 in the filling of other vacancies.

          Section 3. Management of Corporation. The business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

           Section 4. Place of Meetings of the Board of Directors. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

          Section 5. Annual Meeting of Board of Directors. After each annual election of directors and on the same day, the Board of Directors shall meet for the election of officers and the transaction of other business, at the place where such annual election is held. Notice of such meeting need not be given. Such meetings may be called and held at any other time and place which shall be specified in a notice of the meeting or in a duly executed waiver of notice thereof as in the case of a special meeting of the Board of Directors.

          Section 6. Special Meetings of the Board of Directors.
Special meetings of the Board of Directors may be called by the


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Chairman of the Board, or by the President or by a majority of the Board of Directors on two days notice to each director, either personally or by mail, telegram, cable or radiogram. Special meetings shall be called by the President or by the Secretary in like manner and on like notice on the written request of a majority of directors and the place and time of such special meeting shall be as designated in the notices of such meetings or in duly executed waivers thereof.

          Section 7. Quorum. At all meetings of the Board of Directors a majority of the directors in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by express provision of the laws of the State of Delaware or of the Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

           Section 8.  Organization of Meetings of Board of
Directors. At each meeting of the Board of Directors the Chairman of the Board, or in his absence, the President or, in his absence, a director chosen by a majority of the directors present, shall act as chairman. The Secretary or, in his absence, an Assistant Secretary or, in the absence of the


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Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

          Section 9. Telephonic Meetings. Any member or members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation in a meeting by such means shall constitute presence in person at such meeting.

          Section 10. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, sign a consent or consents in writing setting forth the action so taken, and the writing or writings are filed with the Secretary and the minutes of proceedings of the Board or committee.

          Section 11. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more directors of the Corporation, and to have such power and authority, and to perform such duties, as the resolution designating the committee shall prescribe. Such


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committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

          Section 12. Minutes of Committee Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

          Section 13. Removal of Directors. Any director or directors may be removed, either with or without cause, at any time, by the affirmative vote of the stockholders entitled to cast at least a majority of the votes which all stockholders would be entitled to cast at any annual election of directors of the Corporation or at a special meeting of the stockholders called and held for that purpose; and the vacancy in the Board of Directors caused by any such removal may be filled by such stockholders at such meeting or, if the stockholders shall fail to fill such vacancy, as provided in these By-Laws.

          Section 14. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services but, by resolution of the Board of Directors, a fixed sum, and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board or at any meetings of any committee of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any committee of the Board may be allowed like compensation and reimbursement for expenses for


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serving members of such committee and for attending committee meetings.

          Section 15. Resignation. Any director of the
Corporation may resign at any time by giving written notice of his resignation to the President or to the Secretary. Such resignation shall take effect at the date of receipt of such notice by the President or the Secretary, or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


                            ARTICLE V.

                             NOTICES

          Section 1. Method of Giving Notice. Whenever, under the provisions of the laws of the State of Delaware or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice exclusively, but such notice may be given in writing, by mail, or by telegram, cable or radiogram, charges prepaid, addressed to such director or stockholder, to his address as it appears on the books of the Corporation or supplied by him to the Corporation for the purpose of notice, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with a telegraph office for transmission to such person.


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          Section 2. Waiver of Notice. Whenever any notice is
required to be given under the provisions of the laws of the State of Delaware or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether given before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting of stockholders, in person or by proxy, or at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when a person attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws.


                           ARTICLE VI.

                             OFFICERS

          Section 1. Election. The officers of the Corporation shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders and shall consist of a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer and a Secretary, unless an express provision of the laws of the State of Delaware or the Certificate of Incorporation otherwise provides. The Board of Directors may also choose one or more Vice Presidents and one or more Assistant Secretaries and


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Assistant Treasurers. Unless the Certificate of Incorporation or
these By-Laws otherwise provide, any number of offices may be held by the same person.

          Section 2. Term of Office; Removal; Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualify or until their death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

          Section 3. Chairman of the Board. The Chairman of the
Board shall preside at the meetings of the Board of Directors and shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

          Section 4. President. The President shall preside at all meetings of the stockholders, shall cause all orders and resolutions of the Board of Directors to be carried into effect and shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

          Section 5. Vice Presidents. During the absence or disability of the President, the Vice President, or if there are more than one, the Vice Presidents in the order designated by the Board of Directors, shall have and perform all the powers and functions of the President. Each Vice President shall also have


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and perform such other duties as from time to time may be
assigned to him by the Board of Directors.

          Section 6. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees of the Board of Directors, when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors or by the President. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall also have such other powers and perform such other duties as from time to time may be assigned to him by the President.

          Section 7. Treasurer. The Treasurer shall have the custody of the corporate funds and securities end shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and


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other valuable effects in the name and to the credit of the
Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          Section 8. Subordinate Officers. In addition to the officers enumerated in this Article VI, the Corporation may have such other officers, agents and employees as the Board of Directors may determine, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors may from time to time determine.

          Section 9. Removal. Any officer may be removed, either with or without cause, by the vote of a majority of the directors then in office at a meeting called for the purpose.


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          Section 10. Resignation. Any officer may resign at any
time by giving written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 11. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for regular election or appointment to such office.

          Section 12. Officers' Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the Corporation.


                           ARTICLE VII.

           CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

          Section 1. Authority of Officers. The Board of Directors, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents or employee or employees of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to


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specific instances; and, unless so authorized by the Board of
Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

          Section 2. Endorsement of Checks, etc. All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation shall be signed or endorsed by such officer or officers, agent or agents, attorney or attorneys or employee or employees of the Corporation as shall from time to time be determined by resolution of the Board of Directors. Each of such officers and employees shall give such bond, if any, as the Board of Directors may require.

          Section 3. Deposit of Funds. Any funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate, or as may be designated by any officer or officers, agent or agents, attorney or attorneys or employee or employees of the Corporation to whom such power may be delegated by the Board of Directors.

          Section 4. Bank Accounts. The Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts with' such banks, trust companies or


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other depositories as it may designate or as may be designated by any officer or officers, agent or agents, attorney or attorneys or employee or employees of the Corporation to whom power in that respect shall have been delegated by the Board of Directors. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.


                          ARTICLE VIII.

                 CERTIFICATES FOR SHARES OF STOCK

          Section 1. Stockholders Entitled to Certificates. Every holder of shares of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Each such certificate shall be sealed with the corporate seal, which may be facsimile, engraved or printed.

          Section 2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate for shares of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate


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or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 3. Transfers of Shares. Upon surrender to the Corporation or the transfer agent or agents of the Corporation of a certificate for shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office. No transfer shall be made within ten days next preceding the annual meeting of stockholders.


                           ARTICLE IX.

                        GENERAL PROVISIONS

          Section 1. Indemnification. (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a


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"proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise including service with respect to employee benefit plans (hereinafter, an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any


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such indemnitee in connection with a proceeding (or part thereof)
initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter, an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter, an "undertaking").

           (b) If a claim under paragraph (a) of this Section is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in


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any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expense upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement


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


of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Section or otherwise shall be on the Corporation.

           (c) The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

           (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

           (e) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

           Section 2. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions, if any, of


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


the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

           Section 3. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

           Section 4. Fiscal Year. The fiscal year of the
Corporation shall be fixed by resolution of the Board of Directors.

           Section 5. Seal. The corporate seal shall be circular in form and mounted on a metal die, suitable for impressing the same on paper, and shall bear the name of the Corporation and the state and year of its incorporation.

                            ARTICLE X.

                            AMENDMENTS

           These By-Laws may be altered, amended or repealed and new by-laws may be adopted by the vote of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast thereon or by the majority vote of the members of the Board of Directors at any regular or special meeting of the stockholders or the Board of Directors duly convened after notice to the stockholders or directors of that purpose, subject always to the power of the stockholders to change such action by the Board of Directors. The stockholders may prescribe that any by-law made by them shall not be altered, amended or repealed by the Board of Directors or affected by any by-law adopted by the Board of Directors.


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